SCHEDULE 14C/A
                               (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT
                              (Amendment No. 1)

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[x]     Preliminary Information Statement  [ ] Confidential, for use of the
[ ]     Definitive Information Statement       Commission only

                           Incode Technologies Corp.
               -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1) Title of each class of securities to which transaction applies:

  ..................................................................

  2) Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4) Proposed maximum aggregate value of transaction:

  ...................................................................

  5) Total fee paid:

  ...................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ......................................

  2) Form, Schedule or Registration Statement No.:

  ......................................

  3) Filing Party:

  ......................................

  4) Date Filed:
  ......................................

                          Incode Technologies Corp.
                       111 Howard Boulevard, Suite 108
                       Mt. Arlington, New Jersey 07856


                           INFORMATION STATEMENT



To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting stock of Incode Technologies Corp. has given its written consent to a resolution adopted by the Board of Directors of Incode Technologies to merge Incode Technologies Corp. into its wholly-owned subsidiary, INSEQ Corporation, a Delaware corporation, for the purpose of (1) changing the name of the company to "INSEQ Corporation," (2) increasing the authorized common shares from 2,000,000,000 to 5,000,000,000, and (3) changing the company's state of incorporation from Nevada to Delaware. We anticipate that this Information Statement will be mailed on June 1, 2005 to shareholders of record. On or after June 21, 2005, the certificate of merger will be filed with the Nevada Secretary of State and the Delaware Secretary of State and become effective.

     Nevada corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Incode Technologies will not hold a meeting of its shareholders to consider or vote upon the merger.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



June 1, 2005                               JAMES L. GRAINER, President

               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on May 17, 2005 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 2,000,000,000 shares of common stock, par value $0.001, 1,000,000 shares of Series A Preferred Stock, and 275,000 shares of Series B Preferred Stock. Each share of common stock is entitled to one vote; each share of Series A Preferred Stock is entitled to 875 votes, and each share of Series B Preferred Stock is entitled to 100 votes. On the Record Date, there were 565,195,138 shares of common stock, 1,000,000 shares of Series A Preferred Stock and 275,000 shares of Series B Preferred Stock issued, outstanding and entitled to vote.

     The following table sets forth the number of Incode Technologies shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of Incode Technologies' voting stock, as well as the ownership of such shares by the officers and members of the Board of Directors of Incode Technologies.

                                      Amount of                     Aggregate                 Percentage
Name and Address of              Beneficial Ownership           Percent of Class              of Voting
Beneficial Owner            Common     Series A     Series B     Common   Series A  Series B    Power

----------------------------------------------------------------------------------------------------------------
James L. Grainer          75,000,000  1,000,000(1)        --     13.3%    100%       --         64.7%
Kevin Kreisler            50,000,000  1,000,000(1)        --      8.8%    100%       --         63.0%

All Officers and
Directors (2 persons)    125,000,000  1,000,000(1)        --     22.1%    100%       --         68.1%

GreenShift Corporation            --  1,000,000           --       --     100%       --         59.6%
111 Howard Blvd. Suite 108
Mt. Arlington, NJ 07856

Candent Corporation               --         --      275,000       --      --       100%         1.9%
P.O. Box 284
Mt. Arlington, NJ 07856
____________________________________


(1) Represents 1,000,000 shares owned by GreenShift Corporation, of which Messrs. Grainer and Kreisler are officers and directors.


  THE MERGER OF THE COMPANY INTO ITS WHOLLY-OWNED SUBSIDIARY FOR THE PURPOSE OF CHANGING THE COMPANY'S NAME, INCREASING THE AUTHORIZED SHARES OF COMMON
    STOCK, AND CHANGING ITS STATE OF INCORPORATION FROM NEVADA TO DELAWARE

Introduction

     For the reasons set forth below, the Company's Board of Directors unanimously approved the merger and believes that it is in the best interests of the Company and its stockholders to change the state of incorporation of the Company from Nevada to Delaware (the "Reincorporation". The holder of shares representing a majority of the Company's outstanding voting stock has given its written consent to the resolution. Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Certificate of Merger with the Secretary of State of Nevada and the Secretary of State of Delaware on or after June 21, 2005, and it will become effective on the date of such filing (the "Effective Date").

     Throughout the remainder of this Information Statement, the Company as currently incorporated in Nevada will be referred to as "Incode" and the Company as reincorporated in Delaware will be referred to as "INSEQ".

Method of Reincorporation

     The Reincorporation will be effected by merging Incode into a newly formed Delaware corporation that is a wholly-owned subsidiary of Incode (the "Merger") pursuant to an Agreement and Plan of Merger, in the form attached hereto as Appendix A (the "Merger Agreement"). Upon completion of the Merger, Incode will cease to exist as a corporate entity, and INSEQ will succeed to the assets and liabilities of Incode and will continue to operate the business of the Company.

     As provided by the Merger Agreement, each outstanding share of Incode common stock, $0.001 par value per share, will be automatically converted into one share of INSEQ common stock, $0.001 par value per share, at the effective time of the Merger. Each stock certificate representing issued and outstanding shares of Incode common stock will continue to represent the same number of shares of INSEQ common stock.

     IT IS NOT NECESSARY TO SEND IN ANY OF YOUR STOCK CERTIFICATES REPRESENTING SHARES OF THE COMPANY'S COMMON STOCK, AS IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING INCODE STOCK CERTIFICATES FOR INSEQ STOCK CERTIFICATES. If, however, a shareholder wishes to acquire a certificate reciting the name "INSEQ Corporation" after the Effective Date, he may do so by surrendering his certificate to Incode Technologies' transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. Incode Technologies' transfer agent is:

                      Olde Monmouth Stock Transfer Co.
                           200 Memorial Parkway
                       Atlantic Highlands, NJ 07716
                               732-872-2727

     Incode common stock is listed for quotation on the OTC Bulletin Board. After the Merger, INSEQ common stock will be listed for quotation on the OTC Bulletin Board under a new symbol. INSEQ common stock will be represented by a different CUSIP number than is currently used for Incode common stock. There will be no interruption in the trading of the Company's common stock as a result of the Reincorporation.

     The Reincorporation includes the adoption of a new certificate of incorporation and bylaws for INSEQ (the "Delaware Charter" and "Delaware Bylaws," respectively) to replace the current certificate of incorporation and bylaws of Incode (the "Nevada Charter" and "Nevada Bylaws," respectively). As a Delaware corporation, INSEQ will be subject to the Delaware General Corporation Law (the "Delaware corporate law"). Incode is subject to the corporation laws of Nevada set out in the Nevada Revised Statutes (the "Nevada corporate law"). Differences between the Delaware Charter and Delaware Bylaws, on the one hand, and the Nevada Charter and Nevada Bylaws, on the other hand, must be viewed in the context of the differences between Delaware corporate law and Nevada corporate law. These differences are discussed below under "Comparison of the Charters and Bylaws of Incode and INSEQ and Significant Differences between the Corporation Laws of Nevada and Delaware."

     The Reincorporation will NOT result in any change in the business, management, capitalization, structure of the board of directors, fiscal year, assets, liabilities or location of principal facilities of the Company. The directors of Incode are the directors of INSEQ. In addition, the same individuals serve in the same capacities as officers of INSEQ.

     The Company believes that the Reincorporation will not affect any of its material contracts with any third parties and that Incode's rights and obligations under such material contractual arrangements will continue as rights and obligations of INSEQ.

Dissenter's Rights

     YOU HAVE THE RIGHT TO EXERCISE DISSENTERS'RIGHTS UNDER NEVADA REVISED STATUTES SECTIONS 92A.300-.500, AND TO OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF INCODE COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE
CONDITIONS ESTABLISHED UNDER APPLICABLE NEVADA LAW.

     FOR A DISCUSSION REGARDING YOUR DISSENTERS' RIGHTS,  SEE THE
SECTION TITLED "RIGHTS OF DISSENTING STOCKHOLDERS" IN THIS INFORMATION STATEMENT AND APPENDIX C THERETO, WHICH SETS FORTH THE APPLICABLE
STATUTES.

Principal Reasons for the Reincorporation

     For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware, or have chosen to reincorporate in Delaware, in a manner similar to that proposed by the Company. The Board believes that the principal reasons for considering such a reincorporation are:

     * the development in Delaware over the last century of a well-established body of case law construing the Delaware General Corporation Law, which provides businesses with a greater measure of predictability than exists in any other jurisdiction;

     * the certainty afforded by the well-established principles of corporate governance under Delaware corporate law are of benefit to the Company and its stockholders and should increase the Company's ability to attract and retain quality directors and officers;

     * Delaware corporate law itself, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

     * the Delaware Court of Chancery, which brings to its handling of complex corporate issues a level of experience, a speed of decision and a degree of sophistication and understanding unmatched by any other court in the country; and

     * the Delaware General Assembly, which each year considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar to meet changing business needs.

Significant Changes Caused By Reincorporation

     The Company's corporate affairs are presently governed by the corporate law of Nevada, the Nevada Charter and by the Nevada Bylaws, which have been adopted pursuant to Nevada law. Following the Merger, issues of corporate governance and control would be controlled by Delaware, rather than Nevada, corporate law. The Nevada Charter and Nevada Bylaws will be replaced by the Delaware Charter and the Delaware Bylaws. A copy of the Delaware Charter is attached as Appendix B to this Proxy Statement. A copy of the Delaware Bylaws may be obtained by written request to Incode at 111 Howard Blvd., Suite 108, Mt. Arlington, NJ 07856.

Comparison of the Charters and the Bylaws of Incode and INSEQ and Significant Differences Between the Corporation Laws of Delaware and Nevada

Increase in Authorized Capital Stock

     The Delaware Charter provides that the authorized capital stock of INSEQ will consist of 5,000,000,000 shares of common stock, $.001 par value, 1,000,000 shares of Series A Preferred Stock (identical in terms to Incode's Series A Preferred Stock), 275,000 shares of Series B Preferred Stock (identical in terms to Incode's Series B Preferred Stock), and 4,000,000 shares of blank check preferred stock.

     The Nevada Charter provides that the authorized capital stock of Incode consists of 2,000,000,000 shares of common stock, $.001 par value, 1,000,000 shares of Series A Preferred Stock, 275,000 shares of Series B Preferred Stock, and 5,000,000 shares of blank check preferred stock (of which 1,275,000 shares have been designated as the Series A and Series B Preferred Stock.

     The Merger Agreement provides that each outstanding share of Incode common stock will be exchanged for one share of INSEQ common stock, each share of Incode Series A Preferred Stock will be exchanged for one share of INSEQ Series A Preferred Stock, and each share of Incode Series B Preferred Stock will be exchanged for one share of INSEQ Series B Preferred Stock. Accordingly, the interests of the shareholders relative to each other will not be affected by the Merger.

     The three primary purposes for the increase in authorized stock are (a) to permit the holder of our outstanding convertible debentures to convert the debentures into common stock, (b) to permit the holders of the Series A Preferred Stock and the Series B Preferred Stock to convert their preferred shares for common stock, and (c) to enable INSEQ to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan. Neither Incode Technologies nor INSEQ has entered into any agreement to issue the additional shares, except pursuant to the convertible debentures, which permit the holders to convert the $1,196,956 principal amount of the debentures into common stock at a discount to the market price.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 3,000,000,000 common shares without having to obtain the approval of INSEQ's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that INSEQ obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of INSEQ common stock.

     The increase in the authorized capital stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of INSEQ. Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of INSEQ. In the event that a non-negotiated takeover was attempted, the private placement of stock into "friendly" hands, for example, could make INSEQ unattractive to the party seeking control of INSEQ. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Fiduciary Duties of Directors

     Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve, as well as their stockholders.

     The fiduciary duty provisions included in Nevada corporate law may provide significantly broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control.

     The following summarizes certain aspects of Delaware and Nevada law as they relate to fiduciary duties of directors:

     Standard of Care

     Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation.

     A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

     Justifiable Reliance

     A director of a Delaware corporation, in performing his or her duties, is protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or by committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence. Such person must also have been selected with reasonable care by or on behalf of the corporation.

     In performing his or her duties, a director of a Nevada business corporation is entitled to rely, in good faith, on information, opinions, reports, books of account or statements (including financial statements and other financial data) prepared or presented by any of the corporation's directors, officers or employees so long as the director reasonably believes such persons to be reliable and competent in such matters; counsel, public accountants, financial advisers, investment bankers or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and a duly designated committee of the board which the director reasonably believes merits confidence and upon which the director does not serve, but only as to matters within the committee's designated authority. However, a director of a Nevada corporation will not be considered to be acting in good faith if he or she has knowledge concerning the matter in question which would cause such reliance to be unwarranted.

     Factors Relevant to Decision-Making

     Delaware corporate law does not contain any statutory provision permitting the board of directors, committees of the board or individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation and its stockholders.

     Nevada corporate law, on the other hand, provides that in discharging their duties, the board of directors, committees of the board and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation.

     Presumption of Propriety

     Under Delaware corporate law, it is presumed that the directors of a Delaware corporation acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, however, if a preponderance of the evidence shows that the directors' decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office.

     Under Nevada corporate law, unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation's best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action.

     Defensive Measures

     Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements. First, the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure, and, second, that measure must be reasonable in relation to the perceived threat posed by the change in control.

     Nevada corporate law also imposes the same heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, when such action impedes the exercise of the stockholders' right to vote for or remove directors.

Anti-Takeover Laws

     Section 203 of the Delaware General Corporation Law contains certain "anti- takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its certificate of incorporation or bylaws. INSEQ has not elected to opt out of the provisions of Section 203. Section 203 precludes a corporation from engaging in any "business combination" with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets.

     The three-year waiting period does not apply, however, if any of the following conditions are met:

     * the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained ownership of more than 15% of the corporation's stock;

     * once the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

     * at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

     In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation's stock if it was as a result of action taken solely by the corporation.

     The Nevada Revised Statute contains certain "anti-takeover" provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its articles of incorporation or bylaws. Incode did not elect to opt out of any of these provisions. Nevada corporate law precludes a corporation from engaging in any "business combination" with any person that owns 10% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets.

     The three-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained ownership of more than 10% of the corporation's stock.

     Furthermore, a corporation may not engage in any business combination with an interested stockholder after the expiration of three years from the date that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation unless the combination meets all the requirements of the corporation's articles of incorporation and

     * is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination at a meeting called for that purpose no earlier than 3 years after the interested stockholder's date of acquiring shares; or

     * the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfy certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

Dividend Rights and Repurchase of Shares

     Under Delaware corporate law, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares. Delaware corporate law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     Under Nevada corporate law, a corporation is prohibited from making a distribution (including dividends on, or redemption or repurchase of, shares of capital stock) to its stockholders if, after giving effect to the distribution:

     * the corporation would be unable to pay its debts as they become due in the usual course of business; or

     * the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of stockholders having superior preferential rights upon dissolution to the stockholders receiving the distribution.

     The board of directors of a Nevada corporation may base the above determination on: financial statements prepared on the basis of generally accepted accounting principals, fair valuation (including but not limited to, unrealized appreciation or depreciation) or any other method that is reasonable under the circumstances.

Number and Election of Directors

     There are no material differences in the number and election of directors between Delaware and Nevada corporate law.

Liability of Directors and Officers

     Delaware corporate law permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

     * a breach of the duty of loyalty to the corporation or its stockholders;

     * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     * a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

     * any transaction from which the director derived an improper personal benefit.

     The Delaware Charter includes provisions that limit the liability of directors of INSEQ to the maximum extent permitted by law.

     Nevada corporate law permits a corporation to adopt any provision in its articles of incorporation that are not contrary to the laws of the state of Nevada. There is no restriction on a corporation's ability to limit the personal liability of a director or officer to the corporation. Under Nevada corporate law, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

     * his act or failure to act constituted a breach of his fiduciary duties; and

     * his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

     The Nevada Charter does not contain any provision regarding the personal liability of Incode's directors and officers.

     While these provisions provide officers and directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or director's breach of such duties.

Indemnification of Directors and Officers

     Both Delaware and Nevada permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful.

     Under Delaware corporate law, a corporation may indemnify any person involved in a third-party action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred in connection with such action, suit or proceeding or incurred by reason of such persons being or having been a representative of the corporation, if he or she acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Under Delaware corporate law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Delaware corporate law also provides that a corporation may advance to a director or officer expenses incurred by him in defending any action, upon receipt of an undertaking by the present or former director or officer to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification. Delaware corporate law provides further that the provisions for indemnification contained therein are not exclusive of any other rights to which the party may be entitled under any bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

     The provisions of Nevada corporate law regarding indemnification are substantially similar to those of Delaware corporate law. Nevada corporate law provides that a corporation may indemnify any director, officer, employee or agent for any expenses incurred in connection with such person's position with the corporation, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Nevada corporate law requires, unless ordered by a court, a finding to be made, that the officer, director, employee or agent has met the above-described standard of conduct, by (a) a majority vote of the board of directors for which the quorum does not consist of parties to the proceeding; (b) independent legal counsel in a written opinion, or (c) stockholder approval. Nevada corporate law also provides that a corporation must advance to a director or officer expenses incurred by him in defending any action, upon receipt of an undertaking by the present or former director or officer to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification.

Annual Meetings

     Under Delaware corporate law, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

     Under Nevada corporate law, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

Special Meetings

     Under Delaware corporate law, a special meeting of the stockholders may be called by the board of directors or any other person as may be authorized by the bylaws. The Delaware Bylaws provide that special meetings may be called by the Chairman or by the President, by resolution of the Board of Directors or at the request in writing of stockholders of record owning fifty percent (50%) in amount of capital stock outstanding and entitled to vote

     Under Nevada corporate law, special meetings of stockholders may be called by the board of directors, by any two directors or by the president, unless otherwise provided in the articles of incorporation or bylaws. Under the Nevada Bylaws, special meetings of the stockholders may be called only by the Board of Directors.

Notice of Stockholder Meetings; Fixing Date for Determination of
Stockholders of Record

     There are no material differences between Delaware and Nevada corporate law with respect to notice of stockholder meetings or with respect to fixing a date for determination of stockholders of record.

Notice of Adjournment of Stockholder Meetings and Business Transacted at Adjourned Meeting

     Under Delaware corporate law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. In addition, at the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting regardless of whether or not there exists a quorum.

     Under Nevada corporate law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Action by Stockholders Without a Meeting

     There are no material differences with respect to action by stockholders without a meeting between Delaware and Nevada corporate law.

Charter Amendments

     Under Delaware corporate law, an amendment or change to the certificate of incorporation generally requires the approval of the board of directors, followed by the approval of such amendment by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. When an amendment of the certificate would adversely affect the rights of a class of stock or the rights of a series of a class, Delaware corporate law provides that the enactment of the amendment also requires the affirmative vote of the holders of a majority of the outstanding shares of such class or series.

     Under Nevada corporate law, an amendment to the articles requires the approval of the board of directors followed by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote.

Amendments to Bylaws

     Under Delaware corporate law, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon provided that any corporation may, in its certificate of incorporation, confer this power upon the directors. However, the power vested in the stockholders shall not be divested or limited where the board of directors also has such power. The Delaware Charter provides that the directors have the power to adopt, amend or repeal the Delaware Bylaws. The Delaware Bylaws provide that the vote of a majority of all directors is required to alter, amend or repeal the Bylaws.

     There is no provision in Nevada corporate law that expressly requires a grant of power to the board of directors in the articles of incorporation in order to adopt bylaws for a corporation. Rather, Nevada corporate law provides that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada corporate law, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation in the event that the stockholders do not; however, stockholders retain the right to adopt bylaws superseding those adopted by the board of directors. The Nevada Bylaws provide that either the Board of Directors or the stockholders may adopt, amend, alter or repeal Bylaws.

Interested Director Transactions

     Under Delaware corporate law, some contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met.

     Under Delaware corporate law, the conditions are that either (1) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (2) the contract or transaction must have been fair as to the corporation at the time it was approved. Under Delaware corporate law, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

     Nevada corporate law does not automatically void contracts or transactions between a corporation and one of the corporation's directors. Under Nevada corporate law, a contract or transaction is not voidable solely because:

     * the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

     * an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

     * the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

     Instead, under Nevada corporate law, contracts or transactions such as those described above are permissible if:

     * the facts surrounding the contract or transaction are known to the board of directors and the board of directors authorize, approves, or ratifies the contract or transaction in good faith by a vote without counting the vote of the interested director; or

     * the facts or circumstances surrounding the contract or transaction are made known to the stockholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shares entitled to vote, including the votes, if any, of the interested director; or

     * the fact that the contract or transaction will prove to be in the interested director's financial interest is unknown to the interested director at the time it is brought before the board of directors; or

     * the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Removal of Directors

     Under Delaware corporate law, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors.

     A director of a Nevada corporation or the entire board of directors may be removed with or without cause during their term of office only by a vote of two-thirds of the voting power of the then outstanding shares entitled to vote in an election of directors.

Stockholder Derivative Suits

     There are no material differences with respect to stockholder derivative suits between Delaware and Nevada corporate law.

Mergers and Major Transactions

     Under Delaware corporate law, whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange requires the affirmative vote of the owners of a majority of the outstanding shares entitled to vote thereon. Notwithstanding the foregoing, under Delaware law, unless required by its certificate of incorporation, no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize a merger if:

     * the agreement of merger does not amend in any respect the certificate of incorporation of such constituent corporation;

     * each share of stock of the constituent corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

     * either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into the common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to the merger.

     In addition, Delaware corporate law provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge the subsidiary into the parent corporation without the approval of the subsidiary's stockholders or board of directors and without the approval of the parent's stockholders.

     Under Nevada corporate law, the sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. Under Nevada corporate law, the vote of the stockholders of a Nevada corporation surviving a merger is not required if:

     * the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger;

     * each stockholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger;

     * the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving entity outstanding immediately before the merger; and

     * the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

     In addition, Nevada corporate law provides that no stockholder approval is required if, prior to the adoption of the plan, another corporation that is a party to such equity plan owns 90% or more of the outstanding shares of each class of such constituent corporation.

Dissenters' Rights of Appraisal

     Under both Delaware and Nevada corporate law, a dissenting stockholder of a corporation engaged in certain major corporate transactions may, under certain limited circumstances, be entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash in the amount of the fair market value of his or her shares (as determined by agreement of the parties or a court), in lieu of the consideration that he or she would otherwise receive in any such transaction.

     Under Delaware corporate law, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of a sale or transfer of all or substantially all of the corporation's assets or an amendment to the corporation's certificate of incorporation. Moreover, Delaware corporate law does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation provides otherwise, to the owners of shares of a corporation that, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, is either:

     * listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc.; or

     *  held of record by more than 2,000 stockholders;

unless the applicable agreement of merger or consolidation requires the owners of these shares to receive, in exchange for these shares, anything other than shares of stock of the resulting or surviving corporation or shares of stock of any other corporation listed on a national securities exchange, designated as described above, or held of record by more than 2,000 holders.

     In addition, Delaware corporate law denies appraisal rights to the stockholders of the surviving corporation in a merger if that merger did not require for its approval the vote of the stockholders of the surviving corporation. Under Delaware corporate law, no vote of the stockholders of a surviving corporation is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and certain other conditions are met.

     Nevada corporate law provides that stockholders of a corporation are entitled to dissent from and obtain payment of the fair market value of his or her shares in the event of the following corporate actions, including:

     * consummation of a plan of merger to which the Nevada corporation is a party (i) if approval by the stockholder is required for the merger and he or she is entitled to vote on the merger, or (ii) in certain circumstances, if the domestic corporation is a subsidiary and is merged with its parent;

     * consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interest will be acquired, if he or she is entitled to vote on the plan; or

     * any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for such stockholder's shares.

     Under Nevada corporate law, appraisal rights are not provided, however, to the holders of shares of any class that is either listed on a national securities exchange or held of record by more than 2,000 stockholders; unless the articles of incorporation of the corporation provide otherwise or if the stockholder will receive for the stockholder's shares anything except:

     * shares of stock of the corporation surviving or resulting from such merger;

     * shares of stock of any other corporation listed on a national securities exchange or on the national market system of the National Association of Securities Dealers automated quotation system, or which will, upon completion of the merger, be held by record by more than 2,000 holders;

     *  cash in lieu of fractional shares; or

     *  any combination of shares or cash in lieu of fractional shares.

Dissolution

     Under Delaware corporate law, if the board of directors of the corporation deems it advisable that the corporation should be dissolved and the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon vote in favor of the proposed dissolution, the corporation shall be dissolved upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware. The corporation shall continue after dissolution for the purposes of defending suits and settling its affairs for a three-year period. Delaware corporate law sets forth payment and distribution procedures a dissolving corporation must follow in connection with winding up its affairs. Such procedures include notification requirements and, under specified circumstances, obtaining the approval of the Delaware Court of Chancery. Under Delaware corporate law, directors of a dissolved corporation that comply with the payment and distribution procedures provided therein shall not be personally liable to the claimants of the dissolved corporation.

     Under Nevada corporate law, if the board of directors decides after the issuance of stock or the beginning of business, that the corporation should be dissolved, it must adopt a resolution to that effect and such dissolution must also be approved by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote, unless a higher vote is required by the articles of incorporation or by the bylaws. Incode does not require a higher vote for dissolution.

Inspection of Stockholders List and Other Corporate Matters

     Delaware corporate law permits any stockholder to inspect a corporation's stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting.

     Nevada corporate law permits any person who has been a stockholder of record for at least six months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders' list, articles or bylaws, provided that the stockholder gives at least 5 business days' prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders' lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation's outstanding shares the right, upon at least five days written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Duration of Proxies

     Under Delaware corporate law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada corporate law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years.

Consideration for Stock

     Under Delaware corporate law, a corporation may accept as consideration for its stock a combination of cash, property or past services in an amount not less than the par value of the shares being issued, and a secured promissory note or other binding obligation executed by the subscriber for any unpaid balance, if any, the total of which must equal at least the par value of the issued stock, as determined by the board of directors.

     Under Nevada corporate law, a corporation may issue its capital stock in return for consideration consisting of any tangible or intangible property or benefit to the corporation, including but not limited to cash, promissory notes, services performed, or other securities of the corporation.

Committees of the Board of Directors

     Delaware and Nevada corporate law both provide that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board. A Delaware corporation can delegate to a committee of the board of directors, among other things, the responsibility of nominating candidates for election to the office of director, to fill vacancies on the board of directors, and to reduce earned or capital surplus and authorize the acquisition of the corporation's own stock. Moreover, if the corporation's certificate of incorporation or bylaws, or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the issuance of stock.

     Under Nevada corporate law, unless it is otherwise provided in the articles of incorporation, a committee of the board of directors has and may exercise the powers of the board of directors in the management of the business and affairs of the corporation.

Certain Federal Income Tax Considerations

     Subject to the limitations, qualifications and exceptions described in this section, it is expected that, for federal income tax purposes, no gain or loss will be recognized by the holders of shares of Incode Common Stock as a result of the consummation of the Reincorporation, and no gain or loss will be recognized by Incode or INSEQ. In addition, it is expected that each former holder of shares of

Incode Common Stock will have the same aggregate tax basis in the shares of INSEQ common stock received by such person in the Reincorporation as such holder had in the shares of Incode Common Stock held by such person at the time of consummation of the Reincorporation, and such person's holding period with respect to such shares of INSEQ common stock will include the period during which such holder held the corresponding shares of Incode Common Stock, provided the latter were held by such person as capital assets at the time of the consummation of the Reincorporation.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code. A successful IRS challenge to the reorganization status of the Reincorporation would result in a stockholder recognizing gain or loss with respect to each share of Incode common stock exchanged in the Reincorporation equal to the difference between the stockholder's basis in such share and the fair market value, as of the time of the Reincorporation, of the shares of INSEQ common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of INSEQ common stock received in the exchange would equal their fair market value on such date, and the stockholder's holding period for such shares would not include the period during which the stockholder held shares of Incode Common Stock. State, local, or foreign income tax consequences to stockholders may vary from the federal tax consequences described above.

     Stockholders should consult their own tax advisors as to the effect of the Reincorporation under applicable federal, state, local, or foreign income tax laws.

Rights of Dissenting Shareholders

     Stockholders of Incode common stock that follow the appropriate procedures are entitled to dissent from the consummation of the Reincorporation and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada Revised Statutes.

     The following discussion summarizes the material applicable provisions of the Nevada dissenters' rights statute. If you are considering exercising your right to dissent from the Reincorporation, you are urged to read the full text of the Nevada dissenters' rights statute, which is attached as Appendix C to this document. A person having a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

     Under the Nevada dissenters' rights statute, you have the right to dissent from the Reincorporation and demand payment of the fair value of your shares of common stock. The "fair value" of the shares, as used in the Nevada dissenters' rights statute, is the value of the shares immediately before the effectuation of the Reincorporation, excluding an appreciation or depreciation in anticipation of the Reincorporation unless exclusion would be inequitable.

     If you elect to dissent, you must file with Incode Technologies
Corp. a written notice of dissent stating that you intend to demand payment for your shares of common stock If you fail to comply with this notice requirement, you will not be entitled to dissenters' rights. The written notice of dissent must be received by Incode no later than July 15, 2005. The written notice of dissent should be sent to: Incode Technologies Corp., 111 Howard Boulevard, Suite 108, Mt. Arlington, NJ 07856, Attention: President. We recommend that you send the written notice by a courier that will provide you written evidence of our receipt of your notice. The written notice of dissent must include (1) a notice of your election to dissent, (2) the stockholder's name and residence address, (3) the number of shares as to which you elect to dissent, (4) a demand for payment of the fair value of those shares, and (5) a certification that you (or the beneficial owner on whose behalf you are dissenting) acquired beneficial ownership of the shares before the mailing date of this Information Statement.

     Together with the written notice of dissent, or by July 15, 2005, if you are electing to dissent you must submit certificates representing all of your shares of stock to Incode or to its transfer agent, in order that we may affix to the certificate a notation that a demand for payment has been made.

     FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR
CERTIFICATES AS DESCRIBED IN THIS SECTION WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT TO NEVADA'S DISSENTERS' RIGHTS STATUTE. YOUR RIGHTS AS A STOCKHOLDER WILL CONTINUE.

     Within 30 days after the receipt of demand for the fair value of the dissenters' shares, Incode will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters' shares, plus accrued interest. Additionally, Incode will mail to each dissenting stockholder a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters' right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

     A dissenting stockholder, within 30 days following receipt of payment for the shares, may send Incode a notice containing such stockholder's own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to Incode's payment of fair value to such stockholder.

     If a demand for payment remains unsettled, Incode will petition the court to determine fair value and accrued interest. If Incode fails to commence an action within 60 days following the receipt of the stockholder's demand, Incode will pay to the stockholder the amount demanded by the stockholder in the stockholder's notice containing the stockholder's estimate of fair value and accrued interest.

     All dissenting stockholders, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against Incode if the court finds that it did not substantially comply with the requirements of the Nevada dissenters' rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

     If you wish to exercise dissenters' rights, you are urged to review the applicable Nevada statutes attached to this Information Statement as Appendix C.


APPENDICES

Appendix A -- Form of Agreement and Plan of Merger

Appendix B -- Certificate of Incorporation of INSEQ Corporation, as amended

Appendix C -- Sections 92A.300 through 92A.500 of the Nevada Revised Statutes concerning Dissenters' Rights of Appraisal

                                 APPENDIX A

                                  FORM OF

                        AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of this 17th day of May, 2005, by and between Incode Technologies Corp., a Nevada corporation (the "Nevada Corporation"), and Inseq Corporation, a Delaware corporation (the "Delaware Corporation").

W I T N E S S E T H:

         WHEREAS, the Nevada Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

         WHEREAS, the Delaware Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         WHEREAS, the respective Boards of Directors of the Nevada Corporation and the Delaware Corporation have determined that, for purposes of effecting the reincorporation of the Nevada Corporation in the State of Delaware, it is advisable, to the advantage of and in the best interests of the Delaware Corporation and its stockholder and the Nevada Corporation and its stockholders that the Nevada Corporation merge with and into the Delaware Corporation upon the terms and subject to the conditions herein provided; and

         WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the merger described herein to qualify as a reorganization under the provisions of
Section 368 of the Code; and

         WHEREAS, the respective Boards of Directors of the Nevada Corporation and the Delaware Corporation and the stockholder of the Delaware Corporation have unanimously adopted and approved this Agreement, and the Board of Directors of the Nevada Corporation has directed that this Agreement be submitted to the stockholders of the Nevada Corporation for their consideration.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Nevada Corporation and the Delaware Corporation hereby agree as follows:

         1. Merger.   Subject to the approval of the stockholders of the
Nevada Corporation in accordance with the Nevada Revised Statutes (the "NRS"), at such time hereafter as the parties hereto shall mutually agree, the Nevada Corporation shall be merged with and into the Delaware Corporation (the "Merger"), and the Delaware Corporation shall be the surviving company hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall be effective upon (a) the filing of this Agreement together with Articles of Merger (the "Articles of Merger") with the office of the Secretary of State of the State of Nevada in accordance with the provisions of Chapter 92-A of the NRS; and (b) the filing of a duly certified counterpart of this Agreement and a duly executed Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the "DCGL"); the date and time of the later of such filings being hereinafter referred to as the "Effective Date." Following the due approval of the Merger by the stockholders of the Nevada Corporation, subject to the provisions of this Agreement, the Articles of Merger shall be duly executed by the Delaware Corporation and the Nevada Corporation and thereafter delivered to the office of the Secretary of State of the State of Nevada, as provided in Chapter 92-A of the NRS, and the Certificate of Merger shall be duly executed by the Delaware Corporation and the Nevada Corporation and thereafter delivered to the office of the Secretary of State of Delaware, pursuant to Section 251 of the DGCL.

         2. Governing Documents.

         a. The Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

         b. The By-Laws of the Delaware Corporation shall be the By-Laws of the Surviving Corporation.

         3. Officers and Directors. The directors of the Nevada Corporation immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the Nevada Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation. Such directors and officers will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, as the same may be lawfully amended, or as otherwise provided by law.

         4. Succession. As of the Effective Date, the separate existence of the Nevada Corporation shall cease and the Nevada Corporation shall be merged with and into the Delaware Corporation, and the name of the Surviving Corporation shall be Inseq Corporation. The Surviving
Corporation shall have all of the rights, privileges, immunities and powers and be subject to all of the duties and liabilities granted or imposed by Section 259 of the DGCL.

         5. Further Assistance. From and after the Effective Date, as and when required by the Delaware Corporation or by its successor and assigns, there shall be executed and delivered on behalf of the Nevada Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Delaware Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, power, franchises and authority of the Nevada Corporation, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Delaware Corporation are fully authorized in the name and on behalf of the Nevada Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

         a. Each share of common stock of the Nevada Corporation outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share of common stock of the Delaware Corporation;

         b. Each share of Series A Preferred Stock of the Nevada Corporation outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share of Series A
Preferred Stock of the Delaware Corporation; and

         c. Each share of Series B Preferred Stock of the Nevada Corporation outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share of Series B
Preferred Stock of the Delaware Corporation.

         7. Outstanding Stock of the Delaware Corporation. At the Effective Date, the 1,000 shares of the Delaware Common Stock presently issued and outstanding in the name of the Nevada Corporation shall be canceled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Delaware Common Stock shall be issued in respect thereof.

         8. Stock Certificates. From and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of capital stock of the Nevada Corporation shall be deemed for all purposes to evidence ownership and to present the shares of capital stock of the Delaware Corporation into which such shares of the Nevada Corporation represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Delaware Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of capital stock of the Delaware Corporation evidenced by such outstanding certificates as above provided.

         9. Validity of Delaware Common Stock. All shares of Delaware Common Stock into which Nevada Common Stock is to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall, when issued, be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such Nevada Common Stock.

      	10. Rights of Former Holders. From and after the Effective Date, no holder of certificates which evidenced Nevada Common Stock immediately prior to the Effective Date shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such Nevada Common Stock shall have been converted pursuant to the Merger.

      	11. Abandonment and Termination. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Nevada Corporation or the Delaware Corporation or both, notwithstanding approval of this Agreement by the sole stockholder of the Delaware Corporation and the stockholders of the Nevada Corporation.

      	12. Third Parties. Except as provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      	13. Approval of Nevada Corporation as the Sole Stockholder of the Delaware Corporation. By its execution and delivery of this Agreement, the Nevada Corporation, as the sole stockholder of the Delaware Corporation, consents to, approves and adopts this Agreement and approves the Merger, subject to the approval and adoption of this Agreement by the holders of a majority of the shares of the Nevada Common Stock. The Nevada Corporation agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and Merger as the sole stockholder of the Delaware Corporation.

      	IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of this day and year first above written.

                                          	Incode Technologies Corp.

                                                By: /s/ James L. Grainer
                                                ------------------------
                                                Name: James L. Grainer
                                             	Title: President

                                          	Inseq Corporation

                                            	By: /s/ James L. Grainer
                                                -------------------------
                                                Name: James L. Grainer
                                            	Title: President

                                 APPENDIX B

                        CERTIFICATE OF INCORPORATION

	FIRST:  The name of the corporation shall be:  Inseq Corporation.

	SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

	THIRD:  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

	FOURTH: The total number of shares of stock which this corporation is authorized to issue is (i) 100,000,000 shares of common stock, par value
$.01 per share; and (ii) 10,000,000 shares of blank check preferred stock, par value $0.01 per share.

	FIFTH:  The name and address of the incorporator is as follows:

                            Richard J. Lambert, Esq.
                            Dunn Lambert, L.L.C.
                            The Atrium
                            East 80 Route 4
                            Paramus, New Jersey 07652

	SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

	SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

	IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 23rd day of August, A.D. 2004.

                                          /s/ Richard J. Lambert

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               INSEQ CORPORATION

	INSEQ CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

	FIRST:   That the Board of Directors of the said corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article be and read as follows:

        'FOURTH: (A) The aggregate number of shares of stock which the Corporation shall have the authority to issue is five billion, five million, two hundred seventy-five thousand (5,005,275,000) shares, consisting of five billion (5,000,000,000) shares of Common Stock with $.001 par value, one million (1,000,000) shares of Series A Preferred
Stock with $.001 par value, two hundred seventy-five thousand (275,000) shares of Series B Preferred Stock with $.001 par value, and four million (4,000,000) shares of Preferred Stock with $.001 par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to Sec. 151 of the Delaware General Corporation Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

(B) The Series A Preferred Stock shall have the following preferences, rights, qualifications, limitations and restrictions:

1.  	Voting.  Unless otherwise required by law, the  holder of shares of Series A Preferred Stock shall be entitled to vote at any meeting of common stockholders of the Corporation (or in any written action of stockholders in lieu of a meeting) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. The number of votes which may be cast by the holder of each share of Series A Preferred Stock shall equal the number of shares of the Corporation's Common Stock into which each share of Series A Preferred Stock could be converted on the record date for the meeting or action (assuming that the Corporation waived the limitation on conversion prior to April 1, 2006, if applicable). The Corporation shall provide each holder of record of Series A Preferred Stock with timely notice of every meeting of common stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

2.  	Dividends.  In the event that the Corporation's Board of
Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series A Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the dividend (assuming that the Corporation waived the limitation on conversion prior to April 1, 2006, if applicable).

3.  	Liquidation.   Upon the liquidation, dissolution and winding up
of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Cent ($0.01) per share, after which the holders of Series A Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the distribution (assuming that the Corporation waived the limitation on conversion prior to April 1, 2006, if applicable).

4.  	Conversion.  At any time from and after April 1, 2006, the holder of each share of Series A Preferred Stock shall have the right to convert that share of Series A Preferred Stock into eight hundred and seventy five
(875) fully-paid and nonassessable shares of Common Stock. The ratio of 875 shares of Common Stock for one share of Series A Preferred Stock, as adjusted pursuant to Subsection 4.4 below, is referred to herein as the "Conversion Ratio."

         4.1	Conversion Notice. The Holder of a share of Series A
Preferred Stock may exercise its conversion right by giving a written conversion notice (the "Conversion Notice") (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such Holder's Series A Preferred Stock, the Holder shall also surrender the certificate for the Series A Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

         4.2	Issuance of Certificates; Time Conversion Effected.

                  4.2.1	Promptly, but in no event more than three (3) Trading
Days, after the receipt of the Conversion Notice referred to in Subsection
4.1 and surrender of the Series A Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series A
Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

                  4.2.2	The Corporation understands that a delay in the
issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series A Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any

"buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy-in."

         4.3	Fractional Shares.  The Corporation shall not, nor shall it
cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series A Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

         4.4	Adjustment to Conversion Ratio.  In order to prevent
dilution of the rights granted under the Series A Preferred Stock, the Conversion Ratio will be subject to adjustment from time to time as provided in this Subsection 4.4.

                  4.4.1 Adjustment of Conversion Ratio upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides
(by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately decreased.

                  4.4.2 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series A Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series A Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this
Section 4.4 will thereafter be applicable to the Series A Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series A Preferred Stock then outstanding), the obligation to deliver to each holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  4.4.3	Annual Adjustments.  The Conversion Ratio shall be
adjusted on December 31, 2005, and December 31, 2006 (each being an "Adjustment Date") if the conditions set forth in either Section 4.4.3.1 or Section 4.4.3.2 are met on the Adjustment Date.

                        4.4.3.1 Anti-Dilution Adjustment. If on the Adjust-ment Date the number of Fully-Diluted Shares exceeds 367,243,231 (adjusted in accordance with the principles described in Section 4.4.1), then from and after the Adjustment Date, the holder of each share of Series A Preferred
Stock shall have the right to convert that share of Series A Preferred
Stock into the greater of (a) the number of shares of Common Stock determined by the Conversion Ratio on the Adjustment Date or (b) that number of shares of Common Stock as is equal to the product of (i)
0.0000023826 multiplied by (ii) the number of Fully-Diluted Shares on the

Adjustment Date (defined below) multiplied by (iii) the number of shares of Series A Preferred Stock to be converted. "Fully-Diluted Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series A Preferred Stock. The formula set forth in the first sentence of this paragraph, as adjusted pursuant to any other applicable paragraph in Section 4.4, will be the "Conversion Ratio" in effect after the Adjustment Date.

5.  	Vote to Change the Terms of or Issue Series A Preferred Stock.
The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock, or (ii) any issuance of additional shares of Series A Preferred Stock.

6.	Notices.  In case at any time:

         (a)	the Corporation shall declare any dividend upon its Common
Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

         (b)	the Corporation shall offer for subscription pro rata to
the holders of its Common Stock any additional shares of stock of any class or other rights; or

         (c)     there shall be any Organic Change;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty
(20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7. Record Owner. The Corporation may deem the person in whose name shares of Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

(C) The Series B Preferred Stock shall have the following preferences, rights, qualifications, limitations and restrictions:

1.  	Voting.  Unless otherwise required by law, the  holder of shares of Series B Preferred Stock shall be entitled to vote at any meeting of common stockholders of the Corporation (or in any written action of stockholders in lieu of a meeting) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. The number of votes which may be cast by the holder of each share of Series B Preferred Stock shall equal the number of shares of the

Corporation's Common Stock into which each share of Series B Preferred Stock could be converted on the record date for the meeting or action (assuming that the Corporation waived the limitation on conversion prior to April 1, 2008, if applicable). The Corporation shall provide each holder of record of Series B Preferred Stock with timely notice of every meeting of common stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

2.  	Dividends.  In the event that the Corporation's Board of
Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series B Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the dividend (assuming that the Corporation waived the limitation on conversion prior to April 1, 2008, if applicable).

3.  	Liquidation.   Upon the liquidation, dissolution and winding up
of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Cent ($0.01) per share, after which the holders of Series B Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series B Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series B Preferred Stock could be converted on the record date for the distribution (assuming that the Corporation waived the limitation on conversion prior to April 1, 2008, if applicable).

4.  	Conversion.  At any time from and after April 1, 2008, the holder of each share of Series B Preferred Stock shall have the right to convert that share of Series B Preferred Stock into one hundred (100) fully-paid and nonassessable shares of Common Stock. The ratio of 100 shares of Common Stock for one share of Series B Preferred Stock, as adjusted pursuant to Subsection 4.4 below, is referred to herein as the "Conversion Ratio."

         4.1	Conversion Notice. The Holder of a share of Series B
Preferred Stock may exercise its conversion right by giving a written conversion notice (the "Conversion Notice") (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such Holder's Series B Preferred Stock, the Holder shall also surrender the certificate for the Series B Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

         4.2	Issuance of Certificates; Time Conversion Effected.

                  4.2.1	Promptly, but in no event more than three (3) Trading
Days, after the receipt of the Conversion Notice referred to in Subsection
4.1 and surrender of the Series B Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series B
Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

                  4.2.2	The Corporation understands that a delay in the
issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series B Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy-in."

         4.3	Fractional Shares.  The Corporation shall not, nor shall it
cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series B Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

         4.4	Adjustment to Conversion Ratio.  In order to prevent
dilution of the rights granted under the Series B Preferred Stock, the Conversion Ratio will be subject to adjustment from time to time as provided in this Subsection 4.4.

         	4.4.1	Adjustment of Conversion Ratio upon Subdivision or
Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately decreased.

         	4.4.2	Reorganization, Reclassification, Consolidation, Merger or
Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the
Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic
Change."  Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series B Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such
Organic Change with respect to or in exchange for the number of shares of
Common Stock that would have been acquirable and receivable had this
Series B Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the
Holder's rights and interests to insure that the provisions of this
Section 4.4 will thereafter be applicable to the Series B Preferred Stock.
The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series B Preferred Stock then outstanding), the obligation to deliver to each holder of Series B
Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
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                  4.4.3	Annual Adjustments.  The Conversion Ratio shall be
adjusted on December 31, 2005, and December 31, 2006 (each being an
"Adjustment Date") if the conditions set forth in either Section 4.4.3.1 or Section 4.4.3.2 are met on the Adjustment Date.

                         4.4.3.1    Anti-Dilution Adjustment.  If on the Adjust-
ment Date the number of Fully-Diluted Shares exceeds 367,243,231 (adjusted in accordance with the principles described in Section 4.4.1), then from and after the Adjustment Date, the holder of each share of Series B Preferred
Stock shall have the right to convert that share of Series B Preferred
Stock into the greater of (a) the number of shares of Common Stock determined by the Conversion Ratio on the Adjustment Date or (b) that number of shares of Common Stock as is equal to the product of (i)
0.0000001906 multiplied by (ii) the number of Fully-Diluted Shares on the Adjustment Date (defined below) multiplied by (iii) the number of shares of Series B Preferred Stock to be converted. "Fully-Diluted Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series B Preferred Stock. The formula set forth in the first sentence of this paragraph, as adjusted pursuant to any other applicable paragraph in Section 4.4, will be the "Conversion Ratio" in effect after the Adjustment Date.

                        4.4.3.2 Price Protection Adjustment. The Conversion Ratio shall be adjusted if on the Adjustment Date, after taking into account the Anti-Dilution Adjustment described in Section 4.4.3.1, the Market Value of the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible on the Adjustment Date is less than Ten Dollars ($10.00). For this purpose, "Market Value" shall equal the average of the last sale prices reported for the Common Stock on its principal trading market for the twenty trading days immediately preceding the Adjustment Date. If the aforesaid condition occurs on an Adjustment
Date, then the Conversion Ratio shall be increased so that the Market
Value of the number of shares of Common Stock into which a share of Series
B Preferred Stock is convertible on the Adjustment Date is equal to Ten
Dollars ($10.00).

5.  	Vote to Change the Terms of or Issue Series B Preferred Stock.
The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six percent (66%) of the then outstanding shares of Series B Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series B Preferred Stock, or (ii) any issuance of additional shares of Series B Preferred Stock.

6.	Notices.  In case at any time:

         (a)	the Corporation shall declare any dividend upon its Common
Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

         (b)	the Corporation shall offer for subscription pro rata to
the holders of its Common Stock any additional shares of stock of any class or other rights; or

         (c)     there shall be any Organic Change;
then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series B Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty
(20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

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7.	Record Owner.  The Corporation may deem the person in whose name shares of Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series B Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

	SECOND:   That the said amendment has been adopted by the written
consent of the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation.

	THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation
Law of Delaware.

	IN WITNESS WHEREOF, said INSEQ CORPORATION has caused this certificate to be signed by its President and Secretary this 17th day of May, 2005.


                                      INSEQ CORPORATION


                                      By_________________________
                                        James L. Grainer, President



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                                  APPENDIX C

                           Nevada Revised Statutes
                       Section 92A.300 through 92A.500

                      Rights of Dissenting Stockholders

                            92A.300. Definitions

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305. "Beneficial stockholder" defined.

"Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310. "Corporate action" defined.

"Corporate action" means the action of a domestic corporation.

92A.315. "Dissenter" defined.

"Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320. "Fair value" defined.

"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

92A.325. "Stockholder" defined.

"Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330. "Stockholder of record" defined.

"Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

92A.335. "Subject corporation" defined.

"Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
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92A.340. Computation of interest.

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

92A.350. Rights of dissenting partner of domestic limited partnership.

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360. Rights of dissenting member of domestic limited liability company.

The articles of organization or operating agreement of a domestic limited (liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited(liability company is a constituent entity.

92A.370. Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or by-laws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or by-laws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity: (1) If approval by the stockholders is required for the merger by NRS 92A. 120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

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

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except: (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of: (I) The surviving or acquiring entity; or (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or (2) A combination of cash and owner's interests of the kind described in sub (subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

92A.410. Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

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92A.420. Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

92A.430. Dissenter's notice: Delivery to stockholders entitled to assert rights; contents

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

92A.440. Demand for payment and deposit of certificates; retention of rights of stockholder

1. A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

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92A.450.  Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

92A.460. Payment for shares: General requirements

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS
92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

92A.470. Payment for shares: Shares acquired on or after date of dissenter's notice

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

92A.480.   Dissenter's   estimate of fair value:   Notification   of
Subject Corporation; demand for payment of estimate

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand

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payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

92A.490.   Legal   proceeding to determine fair value:   Duties of subject
corporation; powers of court; rights of dissenter

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60 (day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after (acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500. Legal proceeding to determine fair value: Assessment of costs and fees

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
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3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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